Exhibit 10.11

AMENDMENT TO STOCK OPTION AGREEMENT

This is an Amendment dated as of January 31, 2005 to that certain Stock Option Agreement between FRANKLIN ELECTRONIC PUBLISHERS, INC. (the “Company”), a Pennsylvania corporation, and KURT A. GOSZYK (“Optionee”) dated August 12, 2002 (the “Agreement”).

WHEREAS, prior to the date hereof, Optionee has exercised the Option as to one-half of the Optioned Shares; and

WHEREAS, in connection with the execution and delivery of a Consulting Agreement between Optionee and the Company of even date herewith (the “Consulting Agreement”), the Company has agreed to modify the Agreement on the terms set forth herein.

NOW, THEREFORE, the parties hereby agree as follows:

1. This Amendment is conditioned on Optionee’s execution and delivery to the Company of the Consulting Agreement in form and substance fully acceptable to the Company .

2. Paragraph 4 of the Agreement is stricken and replaced by the following:

a. Optionee shall be entitled to exercise the Option with respect to one-quarter of the Optioned Shares (that is, 12,500 shares) during the period commencing on the third anniversary of the grant of such Option, that is, August 12, 2005, and ending on the date two years from the date hereof, that is January 31, 2007 (the “Termination Date”).

b. Additionally, Optionee shall be entitled to exercise the Option with respect to one-quarter of the Optioned Shares (that is, 12,500 shares) during the period commencing on August 12, 2006 and ending not later than the Termination Date on the terms and conditions set forth in the Consulting Agreement (the “Amended Option Terms”) .

5. Capitalized terms used herein shall have the same meaning as in the Agreement. Except as modified hereby the terms of the Agreement shall remain in full force and effect. This Amendment is conditioned on Optionee’s remaining in the employ of the Company through January 31, 2005. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New Jersey applicable to contracts made and to be performed wholly within said State without giving effect to the conflict of laws principles thereof.

IN WITNESS WHEREOF, the Company and Optionee have duly executed this Amendment as of the date first above written.

FRANKLIN ELECTRONIC PUBLISHERS, INC.

By
Title:	President

AGREED TO:

Kurt A. Goszyk